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Exhibit 5.2

        [Letterhead of Schreck Brignone Godfrey]

May 16, 2002

Cymer, Inc.
16750 Via Del Campo Court
San Diego, California 92127

Ladies and Gentlemen:

        We have acted as special Nevada counsel to Cymer, Inc., a Nevada corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the registration of the Company's 3 1/2% Convertible Subordinated Notes due 2009 (the "Notes") and 5,000,000 shares (the "Shares") of the Company's common stock, par value $.001 per share, into which the Notes are convertible, plus an indeterminable number of shares as may be issued from time-to-time upon the conversion of the Notes as a result of the anti-dilution provisions thereof. The Notes were issued under and pursuant to an indenture, dated as of February 15, 2002 between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Indenture"), and sold by the Company to Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated pursuant to that certain Purchase Agreement (the "Purchase Agreement"). Capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

        For the purpose of rendering this opinion, we have examined originals, or copies identified to our satisfaction as being true copies of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, but not limited to, the following:

        (i)    the Registration Statement;

        (ii)    the Purchase Agreement;

        (iii)    the Indenture;

        (iv)    the Registration Rights Agreement;

        (v)    the Articles of Incorporation and Bylaws, each as amended to date, of the Company (collectively, the "Organizational Documents");

        (vi)    certain corporate records of proceedings, minutes, consents, actions and resolutions of the Board of Directors, committees thereof and stockholders of the Company and such other corporate records of the Company as we have deemed necessary as a basis for the opinions expressed below; and

        (vii)    the Certificate of Existence issued by the office of the Secretary of State of Nevada as of May 15, 2002, with respect to the good standing in Nevada of the Company.

        The documents listed above at paragraphs (ii), (iii) and (iv) are hereinafter collectively referred to as the "Transaction Documents".

        We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion letter. We have been furnished with, and with your consent have relied upon, such certificates and assurances of officers and other representatives of each of the Company and of public officials as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to questions of fact material to our opinions, we have also relied upon the statements of fact and the representations and warranties as to factual matters contained in the documents we have examined; however, except as otherwise expressly indicated, we have not been requested to conduct, nor have we undertaken, any independent investigation to verify the content or veracity thereof or to determine the accuracy of any statement, and no inference as to our knowledge of any matters should be drawn from the fact of our representation of the Company.

        Without limiting the generality of the foregoing, in rendering this opinion, we have, with your permission, assumed without independent verification that (i) the statements of fact and all representations and warranties set forth in the documents we have examined are true and correct as to factual matters; (ii) without limiting the opinions set forth in paragraphs 1 and 2 below, the obligations of each party set forth in the Transaction Documents and the Warrants are its legal, valid, and binding obligations, enforceable against them in accordance with their respective terms; (iii) each natural person executing a document has sufficient legal capacity to do so and to enter into and perform the transactions contemplated thereby; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document; (v) all documents that we examined accurately describe and contain the mutual understanding of the parties thereto and there are not oral or written agreements or understandings, and there is no course of prior dealing between any of the parties, that would in any manner vary or supplement the terms and provisions of such documents, or of the relationships set forth therein, or which would constitute a waiver of any of the provisions thereof by the actions or conduct of the parties or otherwise, or which would have an effect on the opinions rendered herein; and (vi) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.

        The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon, of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to federal law, including any federal securities law, or any state securities or "blue sky" laws or regulations.

        Based on the foregoing, and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

        1.    The Company has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Nevada;

        2.    The Company has the requisite corporate power and authority under its Organizational Documents to authorize, issue and sell the Notes and the Shares as contemplated by the Purchase Agreement;

        3.    The Transaction Documents have each been duly authorized, executed and delivered by the Company;

        4.    The Notes that were delivered on the Closing Date have been duly authorized, executed and delivered by the Company; and

        5.    The Shares, when and to the extent issued upon the conversion of the Notes in accordance with the Indenture and the conversion price therefor is paid to the Company, will be validly issued, fully paid and non-assessable.

        The opinions expressed herein are based upon the applicable laws, rules and regulations in effect and the facts in existence as of the date of this letter. In delivering this letter to you, we assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, or to conduct an inquiry into the continued accuracy of such opinions, or to apprise you, your counsel or you assignees of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this letter, or of any change in any applicable laws or facts occurring after the date of this letter, which may affect the opinions set forth herein. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

        This letter may not be relied upon by any other person, or used by you for any other purposes, without our prior written consent in each instance, except that, subject to all of the assumptions, limitations and qualifications set forth herein, Cooley Godward LLP may rely on this letter as if it were an addressee hereof for the sole purpose of issuing its opinion letter, of even date herewith, to you in connection with the Registration Statement.

        We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                      Very truly yours,

                      SCHRECK BRIGNONE GODFREY

                      /s/ Schreck Brignone Godfrey

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  Exhibit 5.2